UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 7, 2009 (January 7, 2009)

SkyTerra Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)

(703) 390-1899
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2009, SkyTerra Communications, Inc. ("SkyTerra"), SkyTerra LP (formerly named Mobile Satellite Ventures LP), SkyTerra Finance Co. (formerly named MSV Finance Co.) ("SkyTerra Finance" and together with SkyTerra LP, the "Issuers"), Harbinger Capital Partners Master Fund I, Ltd. ("Harbinger Master") and Harbinger Capital Partners Special Situations Fund, L.P. ("Harbinger Special" and together with Harbinger Master, the "Purchasers") entered into Amendment No. 1 (the "SPA Amendment") to the Securities Purchase Agreement between SkyTerra, the Issuers and the Purchasers, dated July 24, 2008 (the "Purchase Agreement").

Pursuant to the SPA Amendment, SkyTerra, the Issuers and the Purchasers have agreed that certain of the conditions to the obligations of the Purchasers to consummate the closing of the second of the four previously announced issuances of SkyTerra LP's Senior Notes due 2013 (the "Notes") on April 1, 2009 will be deemed satisfied by the delivery of a certificate from SkyTerra management, subject to certain exceptions.  Such amendment provides SkyTerra and the Issuers with greater certainty of funding.

The SPA Amendment also increases the rate of interest on the Notes from 16% to 18% per annum.

The SPA Amendment increases the aggregate number of warrants to be issued to the Purchasers from 25.0 million to 32.50 million.  The warrants to be issued to the Purchasers upon the closing of the second of the four issuances of the Notes on April 1, 2009 will represent a right to purchase an aggregate of 21.25 million shares of SkyTerra's voting common stock, par value $0.01 per share, or non-voting common stock, par value $0.01 per share ("Common Stock"), instead of 17.50 million shares of Common Stock, at an initial exercise price of $0.01 per share, as originally contemplated by the Purchase Agreement.  SkyTerra has also agreed to issue warrants to the Purchasers to purchase an aggregate of 3.75 million shares of Common Stock at an initial exercise price of $0.01 per share upon the closing of the last of the four issuances of the Notes on January 4, 2010.

The SPA Amendment provides that the closing of the first of the four issuances of the Notes and warrants will take place on January 7, 2009, instead of January 6, 2009.

The foregoing summary of the SPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA Amendment attached as Exhibit 10.1 hereto, which is incorporated by reference herein.

Additionally, in connection with the entry into the SPA Amendment, on January 7, 2009, SkyTerra, SkyTerra LP, SkyTerra Subsidiary LLC (formerly named Mobile Satellite Ventures Subsidiary LLC) ("SkyTerra Subsidiary"), Harbinger Master, Harbinger Special, Harbinger Capital Partners Fund I, L.P. ("Harbinger Fund"), and Harbinger Co-Investment Fund, L.P. (together with Harbinger Master, Harbinger Special and Harbinger Fund, "Harbinger") entered into a Second Amendment (the "MCSA Amendment") to the Master Contribution and Support Agreement between SkyTerra, SkyTerra LP, SkyTerra Subsidiary and Harbinger, dated July 24, 2008, as amended (the "Master Agreement").

            The MCSA Amendment modifies certain of the restrictions on SkyTerra's conduct of business during the term of the Master Agreement.

The foregoing summary of the MCSA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the MCSA Amendment attached as Exhibit 10.2 hereto, which is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.
(d)                            Exhibits.

Number	Description
10.1	Amendment No. 1 to Securities Purchase Agreement, dated January 7, 2009
10.2	Second Amendment to the Master Contribution and Support Agreement, dated January 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 7, 2009	By: /s/ Randy Segal
Name: Randy Segal
Title: General Counsel

EXHIBIT INDEX

Number	Description
10.1	Amendment No. 1 to Securities Purchase Agreement, dated January 7, 2009
10.2	Second Amendment to the Master Contribution and Support Agreement, dated January 7, 2009

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